Exhibit 99.1

STONE ENERGY CORPORATION

Announces Upcoming Presentation at Howard Weil Energy Conference

LAFAYETTE, LA. March 21, 2014

Stone Energy Corporation (NYSE: SGY) today announced that David H. Welch, the Company’s Chairman, President and Chief Executive Officer, will be presenting at Howard Weil’s 42nd Annual Energy Conference at the Roosevelt New Orleans at 4:10 p.m. central time on Monday, March 24, 2014. The presentation material will be available in the “Events and Presentations” section of the Company’s website, www.StoneEnergy.com, within 24 hours of the presentation.

Stone Energy is an independent oil and natural gas exploration and production company headquartered in Lafayette, Louisiana with additional offices in New Orleans, Houston and Morgantown, West Virginia. Stone is engaged in the acquisition, exploration, and development of properties in the Deep Water Gulf of Mexico, Appalachia, and the onshore and offshore Gulf Coast. For additional information, contact Kenneth H. Beer, Chief Financial Officer, at 337-521-2210 phone, 337-521-9880 fax or via e-mail at CFO@StoneEnergy.com